EXHIBIT 10.10

Knoll

1235 Water Street

P.O. Box 157

East Greenville, PA 18041

Tel 215 679-7991

Fax 215 679-3904

July 30, 1999

Mr. Arthur Graves

222 Cazneau Avenue

Sausalito, CA 94965

Dear Art:

I am pleased to offer you a promotion to Senior Vice President, Sales and Distribution, effective September 1, 1999. In this capacity, you will function as a key member of the Company’s senior management team.

Your annual salary will be $200,000 paid on a bi-monthly basis.

As you have in the past, you will be eligible to participate in the Knoll Annual Incentive Program. Under this program you will have a target bonus opportunity to earn 100% of your base salary for performance during the balance of 1999. Payout under this program is based on achieving agreed upon Company gross profit objectives. Your bonus will be pro-rated for 1999.

You will also be eligible for the Knoll Relocation policy (copy attached).

Art, I am very enthusiastic about this new opportunity for you. I believe that you can make a significant contribution and that this experience can be both profitable and rewarding.

Very truly yours,

/s/    Kass Bradley

Kass Bradley